Confidential                                                       Exhibit 10.12

                                License Agreement

This License Agreement ("LICENSE AGREEMENT") is entered this 13 day of January 2005 ("EFFECTIVE DATE") among Saifun Semiconductors Ltd,, with offices at 45 Hamelacha St. Industrial Zone South, Netanya 42504, Israel ("SAIFUN LTD.") and its Subsidiaries (COLLECTIVELY AS "SAIFUN"); and Infineon Technologies AG, with offices at St. Martin-Str. 53, 81541 Munich, Germany ("INFINEON AG") and its Subsidiaries (COLLECTIVELY AS "INFINEON"). Each Saifun and its Subsidiaries and Infineon and its Subsidiaries is hereby referred to as "Party", and collectively as "Parties".

WHEREAS Saifun has developed, is the owner of, or otherwise has rights to make available, know-how and proprietary information relating to that certain non-volatile memory technology hereinafter defined as "Saifun NROM Technology"; and

WHEREAS The Parties have been parties to the Amended License Agreement among Saifun, Infineon and the JV Companies (as defined below), dated January 9, 2003 ("AMENDED LICENSE AGREEMENT"); under which the JV Companies have been granted licenses to utilize Saifun NROM Technology and certain technology of Infineon for the development, manufacture and sale of certain Products based on Saifun NROM Technology; which is amended and replaced by this License Agreement; and

WHEREAS Infineon is interested to license Saifun NROM Technology for the development, manufacture and sale of Licensed Products (as defined below) of Infineon; all in accordance with, and subject to, the terms of this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1.   DEFINITIONS

     1.1. "Blocking NROM Patent" shall mean a Patent, which covers an invention to which a license would be necessary in order to utilize the Saifun NROM Technology.

     1.2. "NROM Code Flash Product" shall mean an NROM Product, which is comprised solely of: (i) NROM Memory Block/s; and (ii) Test/Use Logic Block. NROM Code Flash Product shall not include NROM Data Flash Product.

     1.3. "Confidential Information" shall mean any information, products, test wafers and data, including but not limited to any kind of business, commercial or technical information and data disclosed between the Parties in connection with the performance of this License Agreement or transferred between the Parties prior to, or following, the Effective Date of this License Agreement, including without limitation, such information exchanged between the Parties, or disclosed by Saifun to the JV Companies, under the License Agreement dated February 11, 2001 and/or under the Amended License Agreement and all other agreement between the Parties, irrespective of the medium in which such information or data is embedded, which is - when disclosed in tangible form - marked as "Confidential" or similar legend by the disclosing Party before disclosing to the receiving Party or which is - when disclosed orally or visually - identified as such prior to disclosure and summarized in writing by the disclosing Party and said summary will be given to the receiving Party within thirty (30) days of the subject oral or visual disclosure. In case of disagreement, the receiving Party must

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Confidential

     make any objections to the content of the summary in writing within thirty
     (30) days of receipt. Confidential Information shall include any copies or abstracts made thereof as well as any samples, test wafers, prototypes or part thereof.

          The term Confidential Information does not include information which

          (i) the receiving Party can demonstrate, is already in the public domain or becomes available to the public through no breach by the receiving Party of this License Agreement.

          (ii) was in the receiving Party's possession prior to receipt from the disclosing Party as proven by written records, provided receiving Party has not obtained such information from a third party (including licensees of the Parties) who is under confidentiality obligations towards the disclosing party;

          (iii) is approved for release by written agreement of the disclosing Party;

          (iv) is required to be disclosed by law or the rules of any governmental organization, provided that written advance notice of such judicial action was timely given to the disclosing Party; or

          (v) is independently developed by the receiving Party as proven by its written records prior to the disclosure of the Confidential Information, or after the disclosure provided the receiving Party can prove that such development was not based on Confidential Information of the disclosing Party.

     1.4. "Embedded Product" shall mean an NROM Product, which is a single chip with an NROM Memory Block and at least one of the following blocks:

          (a) Microcontroller or logic block (which is not a Test/Use Logic Block); and/or

          (b) a block of memory which does not incorporate Saifun NROM Technology (which is not an SRAM or other Non-NROM Memory Block used in conjunction with Test/Use Logic Block).

     1.5. "Foundry Services" shall mean the service of manufacturing of NROM Products by Infineon, directly or indirectly, on behalf of another company, where the NROM Product is defined, designed, and/or sold under the brand name of the other company.

     1.6. "Have Rights" shall mean the right of a Party to contract with third parties for the performance of any research and development, design, Q&A, production, manufacturing, sales, distribution, support and service, for the implementation of any of the rights granted to the Party under this License Agreement provided however, that such third party is being engaged at arms length terms.

     1.7. "Improvements" shall mean any Patents and related know how (including trade-secrets) as may be developed by or otherwise owned or controlled by a Party from and after the Effective Date covering changes, modifications and enhancements to such Party's technology which at any time during the term of this License Agreement constitute the then best or otherwise favorable method of carrying out and implementing a Party's technology licensed under this License Agreement for the Licensed Products.


                                       2

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     1.8. "Intellectual Property" or "IP " shall mean all the following: (a)
     copyrights, including moral rights, registrations and applications for registration thereof; (b) computer software programs, data and documentation; (c) Patents, patent applications and all related continuations, divisional, reissue, utility model, design patents, applications and registrations thereof, certificates of inventions; (d) mask works and registration thereof; (e) trade secrets and Confidential Information, know-how, manufacturing and product process and techniques, designs, prototypes, enhancements, improvements, work-in progress, research and development information; (f) other proprietary rights relating to the foregoing.

     1.9. "Joint Invention" shall mean an invention conceived by the joint efforts of the two Parties during the term of this License Agreement (and for the avoidance of doubt during the term of the Amended License Agreement), where at least one person from each Party would qualify as an inventor under applicable US patent law.

     1.10. "JV Companies" shall mean all the following, jointly and severally:
     (i) Infineon Technologies Flash Ltd. (formerly Ingentix Ltd.) incorporated in Israel as a limited liability company; and/or (ii) Infineon Technologies Flash GmbH & Co, KG (formerly Ingentix GmbH & Co. KG), incorporated in Germany as a limited liability business partnership (GmbH & Co. KG); and/or
     (iii) Infineon Technologies Flash. GmbH (formerly Ingentix GmbH), incorporated in Germany as a limited liability company (GmbH).

     1.11. "License Fee" - shall have the meaning as defined in Section 4.1 below.

     1.12. "Licensed Products" shall mean Infineon's Stand Alone Memory Products, NROM Multi Chip Product, and Removable Cards Data Flash.

     1.13. "Licensed Infineon IP" shall mean: (i) the Infineon Patents, existing or filed prior to or during the term of this License Agreement, covering or based on non-volatile memory technology (including but not limited to Saifun NROM Technology); and (ii) the Intellectual Property relating (a) to Saifun NROM Technology and any related Improvements; and/or (b) non-volatile memory technology Intellectual Property disclosed to Saifun prior to the Effective Date and any related Improvements. For the avoidance of doubt, Licensed Infineon IP shall not include any Infineon IP directly covering Card Integration Development Work as described in the Basic Agreement for Development Orders (it is clarified that such excluded IP shall not include any Blocking NROM Patents).

     1.14. "Licensed Saifun IP" shall mean the Saifun Patents, existing or filed prior to or during the term of this License Agreement, the Intellectual Property (including design) relating thereto and any related Improvements.

     1.15. "Net Sales" shall mean the amount, in Euro generated from sales of Stand Alone Memory Products, or Removable Cards Data Flash Products (i.e. Licensed Products excluding MCPs) calculated in accordance with US GAAP, as generally applied by Infineon, (i.e. inter alia excluding amounts attributable to customs, stamp duties or taxes of any kind, for example value added and sales taxes (if applicable) and excluding transportation charges). Net Sales of Removable Cards Data Flash Products are Net Sales of the whole card including both NROM and non-NROM components.

     If Licensed Products are sold otherwise than in arm's length commercial transactions, then "Net Sales" shall mean the amount that would have been calculated according to the definition set forth above, for the same quantities of similar Licensed Products sold in arm's length commercial transactions, or if there is no similar sales, then the fair market value thereof.


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Confidential

     1.16. "MCP Net Sales" shall mean the amount, in Euro, generated from the sales of the NROM Stand Alone Memory Product/s included in the MCP (i) which is generated from commercial sales at arm's length of the unpackaged Stand Alone Memory Product/s included in the MCP, calculated in accordance with US GAAP as generally applied by Infineon, (i.e inter alia excluding amounts, attributable to customs, stamp duties or taxes of any kind, for example value added and sales taxes (if applicable) and excluding transportation charges), or if the sale is otherwise than in arm's length commercial transactions, then the amount that would have been calculated for the same quantities of similar NROM Stand Alone Memory Product/s included in the MCP sold in arm's length commercial transactions by Infineon; (ii) if Infineon does not sell unpackaged Stand Alone Memory Product/s (when (i) is not possible), then the amount in Euro which is generated from the commercial sales at arm's length of the packaged Stand Alone Memory Product/s minus [***] percent ([***]%) of the packaged Stand Alone Memory Product/s to get to the unpackaged Stand Alone Memory Product/s net sales, included in the MCP, calculated in accordance with US GAAP as generally applied by Infineon, (i.e. inter alia excluding amounts attributable to customs, stamp duties or taxes of any kind, for example value added and sales taxes (if applicable) and excluding transportation charges), or if the sale is otherwise than in arm's length commercial transactions, then the amount that would have been calculated for the same quantities of similar NROM Stand Alone Memory Product/s included in the MCP sold in arm's length commercial transactions by Infineon, and (iii) when
     (i) and (ii) is not possible, then an average fair market value, between the low and the high contract pricing for similar selected multi level cell memory (2-bit per cell) products with similar density [***] percent ([***]%), according to the latest available quarterly update of Gartners' DataQuest Report; (iv) provided, however that if the MCP Net Sales calculated under (iii) be higher than [***]% of the net sales price of the MCP itself, then the MCP NET Sales shall be equal to such [***]% of the net sales price of such MCP.

     1.17. "Non NROM Product" shall mean a Product, which is not an NROM
     Product.

     1.18. "NROM Data Flash Product" shall mean an NROM Product comprising solely of a Test/Use Logic Block and a Sector (at least 512 bytes) programmable erasable NROM Memory Block provided such NROM Memory Block meets the following specifications:

     (i) An interface through which a chunk of data is transferred sequentially, of the type similar to NAND architecture based non-NROM (e.g. floating gate) NVM devices, for application such as digital recording, digital camera, disk on key and memory cards such as [***], multi media card, secured digital (SD), compact flash, and smart media, [***] and [***]; and

     (ii) The access time of 1st bit is slower than the serial access time.

     1.19. "NROM Memory Block" shall mean a digital memory, arranged in array of memory cells in which binary data is stored and electronically retrieved, utilizing or otherwise incorporating or is based on Saifun NROM Technology.

     1.20. "NROM Multi Chip Product"/"MCP" shall mean an NROM Product which is not a Removable Cards Data Flash that contains more than one chip where at least one of these chips is a Stand Alone Memory Product. Examples among others are: Stand Alone Memory Product plus DRAM, Stand Alone Memory Product plus Base Band, USB with blue tooth interconnect via base band and RF.

     1.21. "NROM Product" shall mean a Product, which utilizes or otherwise incorporates or

____________________________

*** Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.



                                       4

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Confidential

     is based on Saifun NROM Technology.

     1.22. "Patents" shall mean all classes or types of patents, utility models and design patents (including, without limitation, originals, divisions, continuations, continuations-in-part, extensions or reissues), and applications for these classes or types of patent rights in all countries of the world owned or controlled by a Party or, to the extent that the applicable Party has the right to grant licenses within and of the scope set forth herein and without the requirement to pay consideration to any unaffiliated party (other than directors, officers and employees of the applicable licensor) for the grant of such a license under this License Agreement.

     1.23. "Product" shall mean a product in wafer, die, packaged or other form, which contains a non-volatile memory circuit.

     1.24. "Removable Cards Data Flash" shall mean an NROM Product comprising solely of one or more Stand Alone Memory Products, which is/are NROM Data Flash Products, and one Microcontroller, which interfaces them with other products. Besides interface functions such Microcontroller may or may not perform security functions. Furthermore, the interconnect between such Card and other products must be via a physical interconnect, but not via radio. A Card is not an integral part of its host equipment / system and is transferable from one host equipment / system to another. Examples among others are: SD Card, SDX Card, xD Card, MMC Card, Compact Flash Card, Sony Memory Stick, USB Memory Stick. Notwithstanding the foregoing, an SDX Card and an USB Memory Stick shall be a Removable Cards Data Flash, regardless of the number of Microcontrollers contained in such products.

     1.25. "Running Royalty/ies" shall have the meaning as defined in Section
     4.2 below.

     1.26. "Saifun Licensee" shall mean any third party, except any excluded partner as listed in Exhibit A, having a license from Saifun at least as broad as the license granted by Saifun to Infineon hereunder. In any event [***] (also called [***]) and [***] [***] shall be considered as Saifun Licensee (for as long they have a valid license agreement with Saifun).

     1.27 "Saifun NROM Technology" shall mean the whole or any part of Saifun's proprietary non-volatile memory technology which is identified by any one or more of the claims (including the descriptions for interpretation of the claims) included in a Patent in the list attached hereto as Exhibit B, filed by Saifun or conceived or owned by Saifun prior to the Effective Date hereof, and Saifun's Improvements thereto; and/or the Saifun trade secrets, know-how and any other Intellectual Property, related to the aforementioned list in Exhibit B, and Improvements thereto.

     1.28 "Saifun Product Design IP" means Confidential Information, trade-secrets and know-how of Saifun, that is incorporated into the following Licensed Products of Infineon: (i) DF17, EF17, EF11, CF17, (ii) any Licensed Products designed by Saifun under the Basic Agreement on Development Orders between the Parties, (iii) as well as any cut downs or blow ups, linear shrinks of Licensed Products related to (i) and (ii) and
     (iv) any other Licensed Product that is substantially using Confidential Information, the trade-secrets and/or know-how of Saifun, that is incorporated into the Licensed Products and that is based on [***] and/or [***] manufacturing technology only, or in the case of an NROM MLC Product that is also based on [***] and/or [***] manufacturing technology. "NROM MLC Product" shall mean an NROM Product capable to store more than two bits per cell. For purposes of this Section, "blow up and cut down" shall mean changing the

____________________________

*** Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.


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Confidential

     density of the current design. Linear shrink shall mean scaling a specific design to a different design rule.

     1.29. "Stand Alone Memory Product/s" shall mean an NROM Code Flash Product or an NROM Data Flash Product, or any other memory product which is based on Saifun NROM Technology and which has only one chip in a package. A Stand Alone Memory Product is not an Embedded Product.

     1.30. "Subsidiary" shall mean any legal entity directly or indirectly controlled by a Saifun or Infineon respectively, for so long as such control lasts. Control of an entity shall exist through the direct or indirect:

     - control of more than 50% of the nominal value of the issued equity share capital of the entity or of more than 50% of the equity's shares entitling the holders to vote for the election of directors or persons performing similar functions, or

     - right by any other means to elect or appoint directors of the entity (or persons performing similar functions) who have a majority vote.

     1.31. "Test/Use Logic Block" shall mean a group of electronic circuits capable of performing logical operations as a function of electronic digital signals that is used for the testing or operating of a block of memory within the Product in which it is incorporated. Such Test/use logic may be implemented also as a microcontroller provided that its only function is testing or operating of a block of memory.

2.   LICENSE TO INFINEON

     2.1. License. Saifun hereby grants to Infineon, a world wide, non-transferable, except as otherwise stated in Section 5 and Section 13.6, non-sub-licensable, except as otherwise stated in Section 2.5 license, under the Licensed Saifun IP to use, make, design, advertise, develop, sell, offer to sell, and otherwise to dispose of Licensed Products. The corresponding Have Rights shall also be included in the license.

     2.2. Option to Embedded Product License. Upon Infineon's request, Saifun shall extend the scope of the Licensed Products, to include Embedded Products as well, subject to payment of Embedded License Fee and Royalties as stated in Sections 4.1 and 4.2.

     2.3. Option to Terminate Licenses. Infineon has an option to terminate the license granted to Infineon by Saifun for Licensed Products which are either NROM Code Flash Products ("Code License") or NROM Data Flash Products ("Data License") upon a ninety (90) days prior written notice to Saifun. For example, Infineon has the option to terminate the license for NROM Data Flash Products, and in such event it shall no longer have a license for Stand Alone Memory Products, Removable Cards Data Flash Products or MCPs, which incorporate NROM Data Flash Products. For the avoidance of doubt, all other rights and obligations of the Parties under this Agreement shall remain unaffected. The financial and other implications of such termination are specified under Section 4.1(b).

     2.4. License to Infineon Partner. During the period of ten (10) years following the Effective Date hereof, Infineon has, following prior written notification to Saifun the exclusive right for a limited period of 6 months (extendable for the particular third party only for additional 6 months) from notification to Saifun to negotiate a license with one third party which is not an excluded partner listed in Exhibit A ("Excluded Partner/s")


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     provided that such third party is not at that time in discussion with
     Saifun for obtaining a license and with whom Infineon wishes to engage in cooperation in respect of its activity in connection with Saifun NROM Technology. Notwithstanding the aforementioned exclusivity, Saifun shall not be prevented from approaching such aforementioned third party if and when negotiations with Infineon stop and/or following the 6 months exclusivity period (if such period is not extended as provided above). Upon Infineon's request Saifun is obliged to grant one license to one third party which is not an Excluded Partner ("Infineon Partner") without undue delay under the terms and conditions as finally negotiated between Infineon and Infineon Partner. Therefore, Saifun and Infineon Partner shall enter into a license agreement similar to this License Agreement (with applicable necessary changes such as that there will be no right to sub-license (i.e. no rights similar to those under this Section 2.4), the additional fees as per section 4.1(c) shall not be part of the License Fees, and there will be no right to 'Exit Event'. The license agreement shall inter alia include cross-license by Infineon Partner to Saifun) under terms and conditions not less favorable for Saifun than the terms and conditions under this License Agreement, including without limitation License Fees and royalty payments. Saifun hereby agrees, that Infineon shall be entitled to set-off an amount equal to [***]% of the sum of license fees actually paid by such Infineon Partner to Saifun, against: (i) License Fees due by Infineon under this Agreement during the initial [***] following the Effective Date; and
     (ii) thereafter against royalties actually due to Saifun by Infineon under this Agreement. This Section shall expire immediately upon termination of this License Agreement for any reason.

     2.5. Sublicense Right for Saifun Product Design IP. Infineon shall have the right to grant sub licenses under any Saifun Product Design IP developed under the current or former Basic Agreement on Development Order to any Infineon Partner as described under Section 2.4.

     2.6. License to Infineon under Saifun's Patents. Saifun hereby grants to Infineon a non-exclusive, non transferable, royalty free license under Saifun's Patents, existing or filed prior to or during the term of this License Agreement and the Intellectual Property disclosed to Infineon by Saifun prior to the Effective Date, to use, make, design, advertise, develop, sell, offer to sell or otherwise dispose of Non NROM Products. The corresponding Have Rights will also be included in the license.

     2.7. Clarification.

     (a) Other than licenses expressly granted in this Section 2, Infineon is not granted any other license by Saifun, under the Licensed Saifun IP, and Infineon shall not circumvent the terms of this License Agreement in order to grant third parties access or licenses to the Licensed Saifun IP.

     (b) Without limiting the foregoing, Infineon shall not use the Licensed Saifun IP for Foundry Services. This does not apply to Infineon performing Foundry Services for other Saifun licensees under their respective have-made rights.

3.   LICENSE BY INFINEON

     3.1. License to Saifun under Licensed Infineon IP. Infineon hereby grants to Saifun a non-exclusive, non transferable, royalty free license under Infineon Licensed IP, to use, make, design, advertise, develop, sell, offer to sell or otherwise dispose of NROM Products. The corresponding Have Rights will also be included in the license. Infineon shall not be obliged to activly transfer know how or other Intellectual Property to Saifun.

____________________________

*** Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.

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     3.2. License to Licensees of Saifun. Infineon will grant to licensees of
     Saifun licenses to Infineon Blocking NROM Patents, subject to reasonable royalties and subject to a corresponding grant back license by the respective Saifun licensee under its Blocking NROM Patents (if any) to Infineon.

     3.3. Revocation. The undertaking of Infineon hereunder shall be automatically revoked vis-a-vis a party, in respect of which Infineon has to assert its Patents, in the framework of a counter-claim or defense in order to offset a patent claim against Infineon.

     3.4. Clarification. Other than licenses expressly granted in this Section 3, Saifun is not granted any other license by Infineon under the Licensed Infineon IP, and Saifun shall not circumvent the terms of this License Agreement in order to grant third parties access or licenses to any Licensed Infineon IP.

4.   CONSIDERATION

     4.1. License Fee.

     (a) In consideration for the rights granted hereunder to Infineon, Infineon shall pay to Saifun a non-refundable and unconditional (subject to Infineon's right to terminate this License Agreement) license fee of [***] US Dollars (US$[***]) ("LICENSE FEE"). The License Fee shall be paid in installments during the period of ten (10) years following the Effective Date, as follows:

     (1) Four (4) quarterly installment of [***] US Dollars ($US [***]), beginning fifteen (15) days after the Effective Date;

     (2) Four (4) quarterly installments of [***] US Dollars ($US [***]) each, beginning twelve (12) months after the Effective Date;

     (3) Additional thirty two (32) quarterly installment of [***] US Dollars ($US [***]) beginning on twenty four (24) months after the Effective Date

     (b) Termination of Data License or Code License. In the event of termination of a license as provided in Section 2.3

     (1) during the first twenty four (24) months after the Effective Date the quarterly installments of License Fees payable to Saifun under Section
          (a) above shall be reduced by [***]% ([***] percent) each and capped in total at [***] US Dollars (US$ [***]),

     (2) after the first twenty four (24) months after the Effective Date the quarterly installments of License Fees payable to Saifun under Section
          (a) above, for the period beyond the termination date shall be reduced by [***]% ([***] percent) each, with no cap.

     (c) Additional License Fees: In addition to the License Fees payable under Sub-sections (a) (b), and/or 5(b), as applicable, (i) should any deduction of taxes apply to the sale of Saifun Shares owned by Infineon as specified under Section 6 of the Termination


-----------------

*** Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.

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     Agreement ("Saifun Shares") the net proceeds (i.e. after deduction of, the lower of the actual tax or the tax that would have been paid by Infineon Technologies Flash Ltd. in the event of such sale) derived from the sale of all Saifun shares shall be capped at a maximum of [***] US Dollars or (ii) should no deduction of taxes apply to the sale of Saifun Shares, all proceeds derived from the sale of all Saifun Shares shall be capped at a maximum of twenty four (24) million US Dollars. Such aforementioned proceeds shall, beginning with the calendar quarter following Infineon's receipt of such proceeds, be added in eight (8) equal and consecutive quarterly installments to the License Fees ("Additional License Fees"). After consummation of the transfer of the Saifun Shares from Infineon Technologies Flash Ltd. Co to Infineon, Infineon will make a bona fide effort to sell Saifun Shares and undertake to complete such sale to a third party identified by Saifun that agrees to purchase Saifun Shares at not less than a price equal or greater than its than book value. Infineon will be obliged, upon prior written notification and written approval of Saifun, to sell, in accordance with Section 6 of the Termination Agreement, Saifun Shares at the earliest possible time to a third party that agrees to purchase Saifun Shares at not less than a price equal or greater than its then book value.

     (d) Embedded License Fee. In the event Infineon exercises its option granted under Section 2.2 above, Infineon shall pay to Saifun an embedded license fee of [***] US Dollars (US$ [***]). It is agreed that in the event Saifun grants to a third party licensee of Saifun, an embedded license fee lower than the embedded license fee hereunder, for Embedded Products in the framework of a similar license, terms and circumstances hereunder, Saifun shall promptly notify Infineon, and Infineon will be entitled to match the embedded license fee for Embedded Products accordingly.

     4.2. Running Royalties. In addition to all other payments hereunder, Infineon shall pay Saifun running royalty ("RUNNING ROYALTY/IES") as follows:

(a) On Net Sales of Stand Alone Memory Products and Removable Cards Data Flash the following royalty rates shall apply on an annual basis:

Cumulative Annual Net Sales   Royalty Rate
---------------------------   ------------
[***]                             [***]%
>$[***]                           [***]%
>$[***]                           [***]%
>$[***]                           [***]%
>$[***]                           [***]%

     For the avoidance of doubt, such Running Royalty shall also apply for Net Sales prior to the Effective Date, and any past due amounts shall be paid within 15 days of the Effective Date.

-----------------------------

*** Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.

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(b)  On MCP Net Sales the following royalty rates shall apply on an annual basis:

Cumulative Annual MCP Net Sales   Royalty Rate
-------------------------------   ------------
[***]                                 [***]%
>$[***]                               [***]%
>$[***]                               [***]%
>$[***]                               [***]%
>$[***]                               [***]%
>$[***]                               [***]%

(c) Embedded Products: The following royalty rates of Net Sales of Embedded Products, on an accumulated basis regardless of the period in which such sales are made:

Cumulative Net Sales of the Embedded Products   Royalty Rate
---------------------------------------------   ------------
[***]                                               [***]%
>$[***]                                             [***]%
> $[***]                                            [***]%

     It is agreed that in the event Saifun grants to a third party licensee of Saifun, rates of running royalty lower than the rates stated hereunder, for Embedded Products in the framework of a similar license, terms and circumstances hereunder, Saifun shall promptly notify Infineon, and Infineon will be entitled to match the Running Royalty rates for Embedded Products accordingly.

(d) Exchange Rate. The Running Royalty amounts shall be converted from Euro to US Dollars based on the rate of exchange published by the European Central Bank on the last business day of each quarter.

     4.3. Royalty Reports: Infineon will provide Saifun with quarterly written royalty reports within thirty days (30) after the end of each of its fiscal quarterly periods. Such royalty reports shall include a breakdown of Net Sales of each category of Licensed Products, including MCP Net sales, and details of the Stand Alone Memory Product within the MCP; a report of any sales made not in arm's length, and calculation of the Running Royalty due in that quarterly period in respect of each category of Licensed Products, as well as any other details Saifun may reasonably require in order to verify the payments due hereunder. The quarterly reports shall also include a non-binding forecast of Net Sales and MCP Net Sales, for each applicable category of Licensed Products, for the next eight (8) of Infineon's fiscal quarters.

*** Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.

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     4.4. Payment Terms. Infineon shall pay Saifun the amount specified in the report, no later than forty five (45) days from the end of the said quarterly periods. All payments under this License Agreement shall be paid in currency agreed upon by the Parties to a bank account nominated in writing by Saifun and Infineon without deduction of bank charges of Infineon, and shall be paid net of any applicable withholding taxes which Infineon may be required by law to withhold from such payment.

     4.5. Late payments. Infineon will be assessed a charge equal to the lesser of twelve percent (12%) per annum or the statutorily maximum rate of interest in accordance with the laws of the State of New York for any late payment of any amounts due to Saifun or Infineon under this License Agreement. Any royalty amount due at the Effective Date of this License Agreement and paid fifteen days after Closing shall not qualify as late payments and no interests shall be due.

     4.6. Audit: Saifun shall have the right, after providing at least thirty
     (30) days prior written notice to Infineon, but no more than once a year, at its own cost and expense, to authorize an internationally recognized certified public accounting firm selected by Saifun, to audit Infineon's sales records and accounts for the sole purpose of verifying Infineon's compliance with its obligations hereunder.

     4.7. Paying Entity. Such legal entity of Infineon which use the respective licenses under Section 2 shall be obligated to pay the License Fee, Additional License Fee, and the Running Royalties, provided that Infineon AG shall remain liable to any and all such payments.

5.   EXIT EVENT

     If Infineon Technologies Flash GmbH & Co KG ceases to be a Subsidiary of Infineon AG and becomes a Subsidiary of any Saifun Licensee ("EXIT EVENT"), the following terms and conditions shall apply:

     (a) Licenses to Infineon: The licenses and rights granted to Infineon under
     Section 2.1, 2.2, 2.4, and 2.5 of this License Agreement shall immediately expire, and Infineon shall cease all activity in connection with such Licensed Products. In the event a license as per Section 2.4 and 2.5 has been granted already at the time of the Exit Event, such license to Infineon Partner shall continue to apply independently from the Exit Event. Licenses granted by Infineon under Section 3.1 (License by Infineon) shall be deemed fully paid up and shall remain in full force and effect following termination. Licenses granted by Saifun under Section 2.6 shall be deemed fully paid up and shall remain in full force and effect following termination.

     (b) License Fees: To the extent the License Fees paid under Section 4 above to Saifun have not yet amounted to [***] US Dollars on the date of termination resulting from the Exit Event, the provisions of Section 4.1(a) shall apply, and Infineon shall continue to pay License Fees in quarterly installments up to an amount of [***] US Dollars. In the event the License Fees already paid to Saifun on the date of termination amount to, or exceed [***] US Dollars, such License Fees are non-refundable. For the avoidance of

--------------------
*** Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.

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     doubt, no further License Fees as of Section 4.1(a) shall be due by
     Infineon or the third party. Additional License Fees as of Section 4.1(c) have to be paid by Infineon to Saifun as set out above. The provisions of this Sub-Section (b) shall survive any termination resulting from the Exit Event.

     (c) Running Royalties. The Running Royalties defined in Section 4.2(a) and 4.2(b) shall continue to apply for all Licensed Products using Saifun Product Design IP. For all other products the respective license agreement between Saifun and such third party shall apply.

6.   CONFIDENTIALITY

     6.1. All Confidential Information exchanged between the Parties pursuant to this License Agreement and prior thereto:

     (a) Shall be used exclusively for the performance of this License Agreement, and the receiving Party shall be permitted to use Confidential Information disclosed to it pursuant to this License Agreement only and solely for the performance of this License Agreement.

     (b) Shall not be distributed, disclosed or disseminated in any way or form by the receiving Party to anyone except its own employees, who have a need to know said Confidential Information and who are bound to confidentiality by their employment agreements or otherwise not less stringent than under the obligations hereunder.

     (c) Shall be treated by the receiving Party with the same degree of care to avoid disclosure to any third party as is used with respect to receiving Party's own information of like importance which is to be kept in confidence, at a minimum with reasonable care, according to the high standards of confidentiality of the receiving Party.

     6.2. In addition to the provisions of Section 6.1, the following shall apply:

     (a) The Parties shall not claim, use or embody any portion of the Confidential Information of the other Party in a patent application filed by it or on its behalf without the prior written consent of the other Party.

     (b) Infineon and Saifun hereby acknowledge the receipt of Confidential Information from the other Party prior to the Effective Date of this License Agreement, including, without limitation, under the Amended Joint Venture Agreement dated January 9, 2003 between the Parties, including its Ancillary Agreements (as defined therein) and the Amended License Agreement.

7.   IP COOPERATION AND INDEMNIFICATION

     7.1. No Indemnification. Claims, liabilities and costs of defending any claim or suit arising from alleged infringement or misappropriation, violation of unfair competition rights of a third party or suits with similar causes of action resulting or based on the utilization of the technology obtained under this License Agreement by any Party, will be the responsibility of the Party to whom such claims are directed with no right of indemnification from the other Party. Each Party will be responsible for all costs and losses from suits brought against it in respect of technology that it uses as was licensed to it hereunder.

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     7.2. Defense Cooperation. Saifun will reasonably cooperate with Infineon, and shall provide to Infineon information reasonably required for Infineon (at Infineon expense) in the defense of any third party claim against Infineon based upon infringement or misappropriation, violation of unfair competition rights of a third party or suits with similar causes of action resulting or based on the utilization of the technology obtained under this License Agreement or other violation of a third party's intellectual property rights to the extent that such claim asserts that practice under this License Agreement is in violation of that third party's rights.

8.   SAIFUN WARRANTIES & REPRESENTATIONS

     8.1. Saifun Representations: Saifun represents and warrants to Infineon that, as of the Effective Date: (i) it has full power and authority to enter into this License Agreement; (ii) it has sufficient right and authority to carry out its obligations hereunder and to grant to Infineon, all licenses and rights under this License Agreement; (iii) it has not granted any licenses to any third party which are inconsistent with the licenses granted under this License Agreement; (iv) it owns all right, title and interest in and to the Patents licensed by it hereunder without any lien; (v) it has the right and authority to grant the licenses granted in this License Agreement; (vi) all corporate actions necessary for entering into this License Agreement have been taken; (vii) the signatories on behalf of it have been duly authorized; (viii) any and all government consents required for this License Agreement to be entered into and for the rights granted herein have been obtained; and (ix) as of the Effective Date, Saifun is not aware of any infringement of any patent or other intellectual property rights of a third party by any Licensed Saifun IP or any Licensed Product designed for Infineon under the Basic Agreement of Development Orders by Saifun, and that no such claim or allegation has been made by any third party.

     8.2. Exclusive Warranties: THE WARRANTIES IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NOTHING IN THIS LICENSE AGREEMENT SHALL BE CONSTRUED AS A WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF ANY PATENT OWNED OR CONTROLLED BY SAIFUN.

9.   INFINEON WARRANTIES AND REPRESENTATIONS

     9.1. Infineon Representations. Infineon represents and warrants to Saifun that, as of the Effective Date: (i) it has full power and authority to enter into this License Agreement (including for the avoidance of doubt on behalf of its Subsidiaries); (ii) it has sufficient right and authority to carry out its obligations hereunder and to grant to Saifun, all licenses and rights under this License Agreement; (iii) it has not granted any licenses to any third party which are inconsistent with the licenses granted under this License Agreement; (iv) it owns all right, title and interest in and to its Patents licensed by it hereunder, (and for the avoidance of doubt has the rights to grant the licenses hereunder on behalf of its Subsidiaries); (v) it has the right and authority to grant the licenses granted in this License Agreement; (vi) all corporate actions necessary for entering into this License Agreement have been taken; (vii) the signatories on behalf of it have been duly authorized; (viii) any and all government

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     consents required for this License Agreement to be entered into and for the rights granted herein have been obtained.

     9.2. Exclusive Warranties. THE WARRANTIES IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NOTHING IN THIS LICENSE AGREEMENT SHALL BE CONSTRUED AS A WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF ANY PATENT OWNED OR CONTROLLED BY INFINEON.

10.  LIMITATION OF LIABILITY

     EXCEPT FOR A BREACH OF THE PARTIES' RESPECTIVE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 6 and 13.4, UNDER NO CIRCUMSTANCES WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY UNDER ANY CONTRACT, STRICT LIABILITY, TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE) OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS IN CONNECTION WITH THE SUBJECT MATTER OF THIS LICENSE AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION DOES NOT LIMIT EITHER PARTY'S LIABILITY FOR BODILY INJURY OF A PERSON, DEATH, OR PHYSICAL DAMAGE TO PROPERTY.

11.  OWNERSHIP OF IP

     Unless otherwise agreed in writing between the Parties, the following principles shall apply:

     11.1. Individually-Developed IP. Each Party shall have sole and exclusive ownership of all IP developed during the term of this License Agreement (and for the avoidance of doubt during the term of the Amended License Agreement) solely by that Party's employees. This provision will equally apply to all IP resulting from a development order of Infineon to Saifun or Infineon pursuant to the Basic Agreement, except as stated otherwise in the Basic Agreement. Any such individually-developed IP shall always be subject to the license terms set forth in Section 2 and Section 3 of this License Agreement.

     11.2. Joint Ownership. Joint Inventions shall be owned jointly by the relevant inventing Parties, pursuant to the following terms and conditions:

     (a) Joint Prosecution and Maintenance of Patents. To the extent a Party hereto believes an invention to be a Joint Invention, such Party shall immediately notify the other Party. The Parties shall meet (either in person or telephonically) to discuss whether the invention is a Joint Invention. To the extent the Parties agree that a Joint Invention exists, the Parties shall mutually define the Joint Invention and its scope, and shall discuss whether to file a patent application. A patent application shall be filed on the Joint Invention unless the owning Parties mutually agree not to file. For inventions not leading to patent filing, the owning Parties shall, unless otherwise agreed, take reasonable measures consistent with the confidentiality provisions under Section 6 to protect the invention as a trade secret and not

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     to disclose it to third parties. The Party agreed upon (the "Filer") shall be responsible for filing patents in at least the United States. The Filer shall direct and control such prosecution and the cost, including maintenance for any patent that may issue there-from, will be shared by the respective owning Parties. The Filer shall keep the other owning Party reasonably informed of such activities, including the provision of courtesy copies of any patent filings and related correspondence at least thirty
     (30) days prior to proposed filing for review and comment by the other relevant Party. The Parties shall reasonably cooperate with each other in these activities, including the preparation and filing of assignment documents that identify the relevant owners as assignees of the invention.

     (b) Sole Prosecution and Maintenance of Patents. Subject to provision 11.2, where one Party elects not to seek or maintain such patent protection in any particular country or not to share equally in the expenses thereof, for such country, such Party agrees to assign to the other Party any ownership rights or share in the Joint Invention and any patent issuing thereon. The other Party shall have the right to seek or maintain such protection in said country at its own expense and in its own name and shall solely own all intellectual property rights resulting there from, subject to a perpetual, worldwide, non-exclusive, non-sublicensable, non-transferable, royalty-free and paid-up license for the assigning Party.

     In the event that the filing Party intends to abandon, or otherwise not to prosecute, any patent application for a Joint Patent, or not to maintain, defend against nullity or renew any Joint Patent, it shall notify the non-filing Party in writing of such intention at the earliest practicable date. Such non-filing Party shall have the right, at its expense, to prosecute such application or to take up such maintenance or nullity defense or to request transfer and assignment at no cost or compensation if the patents are registered/ applied for in the sole ownership of the filing Party, and the filing Party agrees to cooperate fully with the non-filing Party in obtaining, maintaining, defending, transferring, assigning or renewing such patent right hereunder. The non-filing Party shall then solely own all intellectual property rights resulting therefrom, subject to a perpetual, worldwide, nonexclusive, non-sublicensable, non-transferable, royalty-free and paid-up license for the assigning Party.

     (c) Enforcement. Either owning Party may elect to enforce IP rights arising from Joint Inventions without the consent of the other Party. The enforcing Party shall notify the other Party about such enforcement. The so notified Party may at its election and own cost join any such enforcement. To the extent that either owning Party elects to enforce such rights and the other owing Party has expenses (including attorneys' fees) as a result of such enforcement, the Party enforcing such rights shall pay all such expenses for the other Party. If an owning Party is sued in connection with its exercise of rights in any Joint Invention, the other owning Party will reasonably cooperate in the defense of such suit at the expense (including attorneys' fees) of the Party that has been sued.

     (d) Use and Disposition. Each owning Party may exercise IP rights arising from Joint Inventions to make, have made, use, sell, or offer for sale its own products and may license such IP rights without the consent of or accounting to the other owning Party. No owning Party shall sell, pledge as collateral, or otherwise encumber or transfer any IP rights arising from Joint Inventions without the express written consent of the other owning Party. Nothing in this provision will give any Party rights contradictory to the provisions of this License Agreement. This Section will not affect any licensing provision of a Party otherwise provided in this License Agreement.

     Nothing herein shall change the ownership rights of any of Saifun or Infineon in their respective background Intellectual Property.

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     (e) General. The provisions of Section 11.2 will equally apply to all IP resulting from a development order of Infineon to Saifun pursuant to the Basic Agreement between Saifun and Infineon, except as stated otherwise in
     Section 4.2 of the Basic Agreement.

     Any such jointly-developed IP shall always be subject to the license terms set forth in Section 2 and Section 3 of this License Agreement.

     11.3 It is clarified that this License Agreement shall govern also any IP ownership rights accrued by either Party during the term of the Amended License Agreement prior to its amendment and replacement by this License Agreement.

12.  TERM AND TERMINATION

     12.1. Term. This License Agreement shall enter into force on the Effective Date and shall remain in force until the last to expire Patents within the Licensed Saifun IP; unless earlier terminated as provided in Section 2.3 or in this Section 12.

     12.2. Termination by Infineon. Infineon AG shall have the right to terminate this License Agreement by a prior written notice of 90 days to Saifun. In such event:

          (a) all licenses and rights granted to Infineon shall immediately expire and terminate.

          (b) Other than as specified under Section 5(b), no additional payment shall be further made under Section 4.1(a) 4.1 (b) and 4.1(c)above for the period beyond the date of termination (following the 90 days notice period). For the avoidance of doubt, installments of License Fee already paid or due under Section 4.1 are non-refundable, and if not actually paid shall be paid immediately upon termination (other than as specified under Section 5(b)).

          (c) Licenses granted by Infineon under Section 3.1 (License by Infineon) shall be deemed fully paid up and shall remain in full force and effect following termination. The license obligation under Section
          3.2 shall remain royalty bearing and shall remain in full force and effect following termination.

     12.3. Termination for Material Breach (of this License Agreement) by a Party. In the event of any material breach by a Party of any of the terms or conditions of this License Agreement which breach is not cured within a cure period of 90 days after notification from a non-breaching Party being affected by the alleged breach, provided the notification has been in writing and has stated the facts for the alleged material breach, or if such breach is not capable of being cured with 90 days, a non-breaching and affected Party shall be entitled to seek recovery of monetary damages against the defaulting Party, and to unilaterally terminate this Agreement. The effects of termination under this Section 12.3 shall be as follows:

          (a) Upon termination under this Section 12.3, due to a material breach by Infineon: (i) the license granted to Infineon hereunder (including without limitation, under Sections 2.1, 2.2 and 2.6) shall immediately terminate and expire; (ii) the license under Section 3.1 shall be deemed fully paid up and shall remain in full force and effect following termination, (iii)

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          the license obligation under Section 3.2 shall remain royalty bearing and shall remain in full force and effect following termination.

          (b) Upon termination under this Section 12.3, due to a material breach by Saifun, (i) the license granted to Infineon hereunder (including without limitation, under Sections 2.1 and 2.2) shall remain royalty bearing and shall remain in full force and effect following termination; (ii) the license under Section 3.1 shall immediately terminate and expire, (iii) the license obligation under Section 3.2 shall remain royalty bearing and shall remain in full force and effect following termination.

          (c) Rights granted to third parties in accordance with this Agreement, prior to termination, will not be affected.

     12.4. Survival. In addition to any other survival clauses in this Agreement, the following provisions shall survive termination of this Agreement for any reason: Sections 1 (Definitions); 4.3 to 4.6 (Consideration); 6 (Confidentiality); 7 (No indemnification) 8, 9, 10 (Limitation of Liability); 11 (Ownership of IP);12 (Term and Termination), 13 (General).

     12.5. Notwithstanding anything to the contrary, nothing in this Section shall be deemed to derogate or limit any right or remedy available to the Parties according to applicable law.

13.  GENERAL

     13.1. Entire Agreement. This License Agreement, as of the Effective Date constitutes the entire and exclusive agreement between the Parties hereto with respect to the subject matter hereof and supersedes and prevails on any prior or existing agreements between the Parties with respect to the specific subject matter hereof, except for the Termination Agreement between the Parties dated December 20, 2004.

     13.2. Dispute Resolution & Jurisdiction. Any disputes that may arise in connection with this License Agreement including the validity shall exclusively and finally be settled under the arbitration rules ("Rules") of the International Chamber of Commerce, Paris, by the three arbitrators appointed in accordance with the Rules. Place of arbitration shall be Geneva. The procedural law of the Cantone of Geneva shall apply where the Rules are silent. The language to be used in the arbitration procedure shall be English.

     Notwithstanding the foregoing, claims for injunctive and/or other equitable relief, as well as claims related to the interpretation and/or validity of Patents by either Party, are not arbitrable under this Agreement.

     13.3. Governing Law. This License Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the United States of America and the State of New York, without reference to conflict of laws principles.

     13.4. Confidentiality of Terms. The Parties hereto shall keep the terms of this License Agreement confidential and shall not now or hereafter divulge these terms to any third party except

          (a) that each party may disclose the existence, but not the terms of this Agreement, as is reasonably necessary for purposes of providing information in confidence, of the type customarily provided to investors and to shareholders, in the ordinary course of doing business; or

          (b) with the prior written consent of the other Parties; or


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          (c) to any governmental body having jurisdiction to call therefore; or
          as required under the law or statute, rule or regulation, including the rules, regulations and requirements of the Securities and Exchange Commission.

          (d) as otherwise may be required by law or legal process, including to legal and financial advisors in their capacity of advising a Party in such matters, provided that such advisors are subject to confidentiality undertakings; or

          (e) in confidence to legal counsel, accountants, banks and to purchasers or investors who need to know this information, but (i) solely to the extent necessary for preparing and implementing certain transactions (a "Transaction") and (ii) provided, however, such legal counsel, accountants, banks and purchasers or investors agree to be bound by a confidentiality obligation similar to the confidentiality obligation assumed by the Parties herein. For purposes of this Section
          10.5 (c), a Transaction shall be:

               (1) In the case of Saifun, Saifun's diligent preparation and execution of an IPO as set forth in the Termination Agreement, follow-on offerings, private placements and debt financing and similar transactions; provided that in the event of private placements, or debt financing or similar transactions by a direct competitor of Infineon, Confidential Information may be disclosed under this Section following an execution of a binding undertaking, or, prior to such execution with the prior written consent of Infineon which shall not be unreasonably withheld; and

               (2)  In the case of Infineon: (i) Exit Event as described under
                    Section 5 above; (ii) acquisition of minority shares in Infineon Technologies Flash GmbH & Co KG by Nanya Technology Corporation, Taiwan (R.O.C), or other investors except for enterprises essentially active in the flash business, and
                    (iii) the diligent preparation and execution of an IPO of Infineon's Memory Product Group and follow-on offerings, and provided that Infineon provides Saifun with prior written notification on such disclosure. In connection with any other transaction (e.g. license to Infineon Partner), Confidential Information may be disclosed following an execution of a binding undertaking, or, prior to such execution with the prior written consent of Saifun which shall not be unreasonably withheld.

     13.5. Compliance with Law, including U.S. Export Laws. Each Party agrees to comply with all applicable international, national, state, regional and local laws and regulations in per forming its duties hereunder and in any of its dealings with respect to the technical information disclosed hereunder or direct products thereof. No Party shall export or re-export, directly or indirectly, any technical information disclosed hereunder or direct products thereof to any destination prohibited or restricted by the export control laws and regulations of the United States, including the U.S. Export Administration Regulations, without the prior authorization from the appropriate governmental authorities.

     13.6. Assignment. Infineon may, upon prior written notification to Saifun, assign its rights and obligations hereunder in whole to any third party (excluding to Excluded Partners and other third parties with contentious relationship with Saifun), in the course of any merger, sale, or other transfer of all or substantially all assets of Infineon's business unit to which this License Agreement pertains without prior written consent of Saifun. Saifun may, upon prior written notification to Infineon, assign its rights and obligations hereunder in whole to any third party (excluding to third parties with contentious relationship with Infineon), in the course of any merger, sale, or other transfer of all or substantially all assets of Saifun's business unit to which this License Agreement pertains without prior written consent of Infineon. The rights and liabilities

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     of the Parties under this License Agreement will bind and inure to the benefit of the Parties' respective successors and permitted assignees. For the avoidance of doubt in the event of assignment, in addition to the cross-license to be granted by the assignee to the non-assigning party, the cross-license granted by either of the original Parties (Saifun and Infineon) to each other, under this Agreement (by Saifun under Section 2.6 and by Infineon under Section 3) shall remain in effect with respect to IP embodied in Products which design had been completed prior to assignment.

     13.7. No Third Party Beneficiaries. Except as expressly provided herein to the contrary, no provisions of this License Agreement, express or implied, are intended or will be construed to confer rights, remedies or other benefits to any third party under or by reason of this License Agreement.

     13.8. Headings. The headings of the Sections of this License Agreement arc for convenience only and will not be of any effect in construing the meanings of the Sections.

     13.9. Force Majeure. No Party shall be responsible for delay or failure in performance caused by any government act, law, regulation, order or decree, by communication line or power failures beyond its control, or by fire, flood or other natural disasters or by other causes beyond its reasonable control, nor shall any such delay or failure be considered to be a breach of this License Agreement. In any such event, performance shall take place as soon thereafter as is reasonably feasible.

     13.10. Modification and Waiver. No modification to this License Agreement, nor any waiver of any rights, will be effective unless assented to in writing by Infineon AG or Saifun Ltd. to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

     13.11. Notices. Any required or permitted notices hereunder must be given in writing at the address of each Party set forth below, or to such other address as any Party may substitute by written notice to the others in the manner contemplated herein, by one of the following methods: hand delivery; registered, express, or certified mail, return receipt requested, postage prepaid; nationally-recognized private express courier; or facsimile with any of the aforementioned deliveries as confirmation copy. Notices will be deemed given on the date when hand delivered or transmitted by facsimile, five (5) days after being sent by express mail or nationally-recognized private express courier, and ten (10) days after being sent by registered or certified mail.

     Saifun Semiconductors Ltd,:
     To Saifun Semiconductors Ltd. Attn: CFO
     45 Hamalacha St. Industrial Zone South
     Zone South
     Netanya 42504
     Israel
     Fax: +972 (9) 892-8445

     with a copy to:

     Mr. Doron Latzer
     Eitan Pearl Latzer Cohen Zedek
     7 Shenkar St.
     Herzlia 46733
     Israel
     Fax: +972 (9) 970 9001

Confidential

     Infineon Technologies A.G:
     Infineon Technologies AG
     Memory Products Group
     Attn: CFO
     Gustav Heinemann Ring 212
     81739 Munich, Germany
     Fax.: +49 (89) 234 23048

     with a copy to:

     Infineon Technologies AG
     Legal Department
     Fax: +49 (89) 234 26983

     13.12. Counterparts. This License Agreement may be executed in multiple counter parts, each of which will be deemed an. original, but all of which together will constitute one and the same instrument.

     13.13. Independent Contractors. In performing their respective duties under this Amended License Agreement, each of Infineon and Saifun will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partner ship, or joint venture (between Infineon and Saifun), or be construed to evidence the intention of Infineon and Saifun to establish any such relation-ship. No Party will have the power to bind the other Party or incur obligations on another Party's behalf without that other Party's prior written consent.

     13.14. Severability. If any provision of this License Agreement, or the application thereof, shall for any reason and to any extent be held invalid or unenforceable, the remainder of this License Agreement shall remain in full force and effect and be interpreted so as best to reasonably effect the intention of the Parties.

     13.15. Further Assurances. The Parties shall take such further actions and sign such additional documents as may be reasonably required to adequately protect the rights granted under this License Agreement.

Confidential

     IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their duly authorized representatives as of the Effective Date.

     /s/ [illegible]                    /s/ [illegible]
     --------------------------------   ----------------------------------------
     Saifun Semiconductors Ltd.         Infineon Technologies AG

     Name: Rozengarten                  Name:   T. Seifert
           --------------------------         ----------------------------------
     Title: President                   Title:  CEO
            -------------------------          ---------------------------------
     Date:  12/18/2004                  Date:   1/13/2005
           --------------------------         ----------------------------------

                                        /s/ [illegible]
                                        ----------------------------------------
                                        Infineon Technologies AG

                                        Name:  M. Maferus
                                              ----------------------------------
                                        Title: CFO
                                               ---------------------------------
                                        Date:  1/13/2005
                                              ----------------------------------

Confidential

                          EXHIBIT A - EXCLUDED PARTNERS

        [***] and its Subsidiaries, successors and assigns

        [***] and its Subsidiaries, successors and assigns

        [***] and its Subsidiaries, successors and assign.

-----------------
*** Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.

Confidential

                         EXHIBIT B - SAIFUN NROM PATENTS

PATENT NUMBER                                 TITLE                                        DATE
-------------   --------------------------------------------------------------------   -----------
***                                            ***                                          ***


_________________

*** Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.